UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2014, Sarepta Pharmaceuticals, Inc. (“Sarepta”), entered into a Purchase and Sale Agreement (the “Agreement”) with Eisai Inc. (“Eisai”), pursuant to which Sarepta will acquire from Eisai certain real and personal property, including a manufacturing facility in Andover, Massachusetts (the “Property”), for an aggregate purchase price of approximately $15 million, subject to adjustments and apportionments set forth in the Agreement (the “Acquisition”), of which approximately $10 million will be paid at closing and the remaining $5 million will be paid in two installments payable on or before July 15, 2015 and January 15, 2016.

The closing of the Acquisition is subject to the satisfaction or waiver of certain closing conditions customary for transactions of this type including a due diligence inspection by Sarepta during a period commencing on May 22, 2014 and ending on July 8, 2014 (the “Inspection Period”). Although Eisai is generally under no obligation to cure any objections raised by Sarepta resulting from its inspection, Sarepta may terminate the Agreement, in its sole discretion, during the Inspection Period. The closing of the Acquisition is expected to occur five business days after the expiration of the Inspection Period, subject to potential extensions as set forth in the Agreement.

The Agreement contains representations and warranties customary for transactions of this type. Eisai has also agreed to various customary seller covenants, including, among others, (1) not to market the Property or solicit or accept any offers or inquiries regarding the Property from and after the expiration of the Inspection Period, (2) obtaining Sarepta’s approval for any further encumbrance of the Property, (3) continuing to perform under Property contracts and refraining from modifying or amending Property contracts that would bind Sarepta after the closing of the Acquisition without Sarepta’s consent, and (4) continuing to operate the Property in a good and businesslike fashion.

The foregoing description of the Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to Sarepta’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated May 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Sandesh Mahatme
Sandesh Mahatme
Senior Vice President, Chief Financial and Chief Accounting Officer

Date: May 28, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 22, 2014.